UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 15, 2010

IRON MOUNTAIN INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

1-13045	23-2588479
(Commission File Number)	(IRS Employer Identification No.)

745 Atlantic Avenue
Boston, Massachusetts 02111
(Address of principal executive offices, including zip code)

(617) 535-4766
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 15, 2010, Iron Mountain Incorporated’s (the “Company”) Board of Directors (the “Board”) expanded the size of the Board by one member, from eleven to twelve, and elected Paul F. Deninger as a member of the Board.

Mr. Deninger joined Broadview International LLC (“Broadview”), a private technology-banking firm, in 1987 and became its chief executive officer in 1996.  Mr. Deninger was the chairman and chief executive officer of Broadview when it was acquired in 2003 by Jefferies & Company, Inc. (“Jefferies”), a global securities and investment banking firm and the principal operating subsidiary of Jefferies Group, Inc., (NYSE: JEF).  After the acquisition, Mr. Deninger joined Jefferies, where he currently serves as a vice chairman.

For his service as a director, Mr. Deninger will be entitled to the compensation the Company generally provides to its non-employee directors. A summary of the Company’s currently-effective director compensation is filed as Exhibit 10.4 to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2010.   Mr. Deninger will also be able to participate in the Company’s Director Deferred Compensation Plan.  Upon his election, Mr. Deninger received an option to purchase 10,856 shares of the Company’s common stock at an exercise price of $20.58 per share (equal to the fair market value of the common stock on September 15, 2010, as calculated in accordance with the option plan). This option will vest on the one year anniversary of the grant (or, if earlier, the annual meeting of Iron Mountain Incorporated that is closest to the one year anniversary).

Mr. Deninger has no family relationships with any director or executive officer of the Company, and there are no transactions in which Mr. Deninger has an interest requiring disclosure under Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IRON MOUNTAIN INCORPORATED
(Registrant)

	By:	/s/ Ernest W. Cloutier
		Name:	Ernest W. Cloutier
		Title:	Senior Vice President and General Counsel
Date: September 16, 2010